                                                                     EXHIBIT 4-Y





                          FOURTH SUPPLEMENTAL INDENTURE

                                     between

                             HERCULES INCORPORATED,
                                    as Issuer

                                       and

                            THE CHASE MANHATTAN BANK,
                                   as Trustee

                          Dated as of December 23, 1999

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                                TABLE OF CONTENTS

                                   ARTICLE 1
                                  DEFINITIONS


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SECTION 1.01.  Definition of Terms................................................................................2

                                    ARTICLE 2
          GENERAL TERMS AND CONDITIONS OF THE SUBORDINATED DEBENTURES


SECTION 2.01.  Designation and Principal Amount...................................................................5
SECTION 2.02.  Maturity...........................................................................................5
SECTION 2.03.  Form and Payment; Minimum Transfer Restriction.....................................................5
SECTION 2.04.  Exchange and Registration of Transfer of Securities; Restrictions on
                  Transfers; Depository...........................................................................6
SECTION 2.05.  Interest...........................................................................................8

                                    ARTICLE 3
                   REDEMPTION OF THE SUBORDINATED DEBENTURES


SECTION 3.01.  Redemption.........................................................................................9
SECTION 3.02.  No Sinking Fund....................................................................................9

                                    ARTICLE 4
                      EXTENSION OF INTEREST PAYMENT PERIOD


SECTION 4.01.  Extension of Interest Payment Period...............................................................9
SECTION 4.02.  Notice of Extension...............................................................................10

                                    ARTICLE 5
                                    EXPENSES


SECTION 5.01.  Payment of Expenses...............................................................................10
SECTION 5.02.  Payment upon Resignation or Removal...............................................................11

                                    ARTICLE 6
                                     NOTICE


SECTION 6.01.  Notice by the Company.............................................................................11
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                                    ARTICLE 7
                     CONVERSION OF SUBORDINATED DEBENTURES


SECTION 7.01.  Conversion Rights.................................................................................12

                                    ARTICLE 8
                        FORM OF SUBORDINATED DEBENTURES


SECTION 8.01.  Form of Subordinated Debenture....................................................................12

                                    ARTICLE 9
                   ORIGINAL ISSUE OF SUBORDINATED DEBENTURES


SECTION 9.01.  Subordinated Debentures...........................................................................12

                                   ARTICLE 10
                        EVENTS OF DEFAULT; ACCELERATION


SECTION 10.01.  Events of Default................................................................................12
SECTION 10.02.  Acceleration.....................................................................................12

                                   ARTICLE 11
                                 MISCELLANEOUS


SECTION 11.01.  Ratification of Base Indenture; Fourth Supplemental Indenture Controls...........................13
SECTION 11.02.  Trustee Not Responsible for Recitals.............................................................13
SECTION 11.03.  Governing Law....................................................................................13
SECTION 11.04.  References to Co-Chief Executive Officer.........................................................13
SECTION 11.05.  Severability.....................................................................................13
SECTION 11.06.  Counterparts.....................................................................................13
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EXHIBIT A-1       -   Form of Subordinated Debenture


                                      -ii-
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         FOURTH SUPPLEMENTAL INDENTURE, dated as of December 23, 1999 (the
"FOURTH SUPPLEMENTAL INDENTURE"), between Hercules Incorporated, a Delaware corporation (the "COMPANY"), and The Chase Manhattan Bank, a New York banking corporation, as trustee (the "TRUSTEE") under the Junior Subordinated Debentures Indenture dated as of November 12, 1998 between the Company and the Trustee (the "BASE INDENTURE" and together with this Fourth Supplemental Indenture, the "INDENTURE").

         WHEREAS, the Company executed and delivered the Base Indenture to the Trustee to provide for the future issuance of the Company's unsecured junior subordinated debentures (the "DEBENTURES") to be issued from time to time in one or more series as might be determined by the Company under the Base Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Base Indenture;

         WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of its Debentures to be known as its Floating Rate Junior Subordinated Deferrable Interest Debentures due 2000 (the "SUBORDINATED DEBENTURES"), the form and substance of such Subordinated Debentures and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Fourth Supplemental Indenture;

         WHEREAS, Hercules Trust VI, a Delaware statutory business trust (the "TRUST"), has offered to J.P. Morgan Securities Inc., as initial purchaser (the "INITIAL PURCHASER"), $170,000,000 aggregate liquidation amount of its Floating Rate Preferred Securities (the "PREFERRED SECURITIES"), representing undivided beneficial interests in the assets of the Trust, for resale to "qualified institutional buyers" under Rule 144A, and proposes to invest the proceeds from such offering, together with the proceeds of the issuance and sale by the Trust to the Company of $5,258,000 aggregate liquidation amount of its Common Securities, in $175,258,000 aggregate principal amount of the Subordinated Debentures; and

          WHEREAS, the Company has requested that the Trustee execute and deliver this Fourth Supplemental Indenture, and all requirements necessary to make this Fourth Supplemental Indenture a valid instrument in accordance with its terms, and to make the Subordinated Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this Fourth Supplemental Indenture has been duly authorized in all respects.

         NOW THEREFORE, in consideration of the purchase and acceptance of the Subordinated Debentures by the Holder thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Subordinated Debentures and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         SECTION 1.01. Definition of Terms. For all purposes of this Fourth Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the terms which are defined in the Base Indenture have the same meanings when used in this Fourth Supplemental Indenture;

                  (b) the terms defined in this Article have the meaning assigned to them in this Article and include the plural as well as the singular;

                  (c) all other terms used herein which are defined in the Trust Indenture Act, whether directly or by reference therein, have the meanings assigned to them therein;

                  (d) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP, and, except as otherwise herein expressly provided, the term "GAAP" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States of America at the date of such computation;

                  (e) a reference to a Section or Article is to a Section or Article of this Fourth Supplemental Indenture;

                  (f) the words "herein" "hereof" and "hereunder" and other words of similar import refer to this Fourth Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;

                  (g) headings are for convenience of reference only and do not affect interpretation; and

                  (h) the following terms have the meanings given to them in the Trust Agreement:

                      ADMINISTRATIVE TRUSTEE
                      AFFILIATE
                      COMMON SECURITIES
                      DELAWARE TRUSTEE
                      LIKE AMOUNT
                      LIQUIDATION AMOUNT
                      PERSON
                      PORTAL MARKET
                      PROPERTY TRUSTEE
                      PURCHASE AGREEMENT
                      RULE 144A
                      SECURITIES ACT.

         "ADDITIONAL INTEREST" has the meaning set forth in Section 2.05(d).

         "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which banking institutions in The City of New York or Wilmington, Delaware are authorized or required by law, regulation or executive order to close; provided, however, that with respect to LIBOR interest determinations, calculations and payments, such day is also a London Banking Day.

         "CALCULATION AGENT" means The Chase Manhattan Bank or in the event of resignation by or removal of The Chase Manhattan Bank, any replacement as Calculation Agent appointed by the Company.

         "CREDIT AGREEMENT" means the Amended and Restated Credit Agreement dated as of April 19, 1999 among the Company, certain subsidiaries of the Company from time to time parties thereto, the several lenders from time to time parties thereto, NationsBank, N.A., as Administrative Agent, Bank of America Canada, as Canadian Administrative Agent, and The Chase Manhattan Bank, Morgan Guaranty Trust Company of New York and Citibank, N.A., as Co-Syndication Agents, as amended, supplemented, modified or superseded from time to time.

         "DEPOSITORY" has the meaning set forth in the Base Indenture.

         "DETERMINATION DATE" means two London Banking Days prior to the applicable Interest Payment Date.

         "DISSOLUTION EVENT" means the dissolution of the Trust pursuant to
Section 8.1 of the Trust Agreement, and the distribution of the Subordinated Debentures held by the Property Trustee to the holders of the Preferred Securities issued by the Trust pro rata in accordance with the Trust Agreement.

         "EXTENDED INTEREST PAYMENT PERIOD" has the meaning set forth in Section 4.01.

         "GAAP" has the meaning set forth in the Base Indenture.

         "GLOBAL DEBENTURE" has the meaning set forth in the Base Indenture.

         "GLOBAL SUBORDINATED DEBENTURE" has the meaning set forth in Section 2.04(a)(i).

         "GUARANTEE TRUSTEE" means the Preferred Securities Guarantee Trustee as defined in the Preferred Securities Guarantee Agreement dated as of December 23, 1999 between Hercules Incorporated, as Guarantor, and The Chase Manhattan Bank, as Preferred Securities Guarantee Trustee.

         "HOLDER" has the meaning set forth in the Base Indenture.

         "INTEREST PAYMENT DATE" has the meaning set forth in Section 2.05(b).

         "INTEREST RATE" has the meaning set forth in Section 2.05(a).

         "LIBOR" means, with respect to an interest period commencing on an Interest Payment Date (in the following order of priority):

         (a) the rate (expressed as a percentage per annum) for Eurodollar deposits having a three-month maturity that appears on Telerate page 3750 as of 11:00 a.m. (London time) on the Determination Date;

         (b) if such rate does not appear on Telerate page 3750 as of 11:00 a.m. (London time) on the Determination Date, the Calculation Agent will request the principal London offices of four leading banks in the London interbank market as selected by the Calculation Agent in consultation with the Company to provide such banks' offered quotations (expressed as percentages per annum) to prime banks in the London interbank market for Eurodollar deposits having a three-month maturity as of 11:00 a.m. (London time) on such Determination Date, and if at least two quotations are provided, LIBOR will be the arithmetic mean of such quotations (rounded upwards if necessary to the fifth decimal place);

         (c) if fewer than two such quotations are provided as requested in clause (b) above, the Calculation Agent will request four major New York City banks selected by the Calculation Agent in consultation with the Company to provide such banks' offered quotations (expressed as percentages per annum) to leading European banks for loans in Eurodollars as of 11:00 a.m. (New York City time) on such Determination Date, and if at least two quotations are provided, LIBOR will be the arithmetic mean of such quotations (rounded upwards if necessary to the fifth decimal place); and

         (d) if fewer than two such quotations are provided as requested in clause (c) above, LIBOR will be LIBOR as in effect during the preceding interest period.

         "LONDON BANKING DAY" means any day, other than a Saturday or Sunday, on which banks are open for business (including dealings in deposits in U.S. dollars) in London.

         "MATURITY DATE" means December 29, 2000.

         "REGULAR RECORD DATE" has the meaning set forth in Section 2.05(c).

         "RESTRICTED SECURITY" has the meaning set forth in Section 2.04(c).

         "SENIOR BANK DEBT ACCELERATION" means an acceleration under the Credit Agreement resulting in the obligations of the Company under the Credit Agreement becoming or having been declared due and payable under Section 6 of the Credit Agreement before such obligations would otherwise have been due and payable.

         "TRANSFER RESTRICTION TERMINATION DATE" means the first date on which the Subordinated Debentures (other than Subordinated Debentures acquired by the Company or any Affiliate thereof) may be sold pursuant to Rule 144(k).

         "TRUST AGREEMENT" means the Amended and Restated Trust Agreement of Hercules Trust VI, a Delaware statutory business trust, dated as of December 23, 1999.

         "TRUST SECURITIES" means the Preferred Securities and Common Securities of the Trust.

         "U.S. DOLLAR," "DOLLAR," "U.S.$," "$" and "USD" means the lawful currency of the United States of America.


                                    ARTICLE 2
           GENERAL TERMS AND CONDITIONS OF THE SUBORDINATED DEBENTURES

         SECTION 2.01. Designation and Principal Amount. There is hereby authorized a series of Debentures designated the "Floating Rate Junior Subordinated Deferrable Interest Debentures due 2000," limited in aggregate principal amount to $309,279,000, which amount shall be as set forth in any written order of the Company for the authentication and delivery of Subordinated Debentures pursuant to Section 2.03 of the Base Indenture, except for Subordinated Debentures authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Subordinated Debentures under the terms of the Indenture. Of such aggregate principal amount, $175,258,000 is authenticated and delivered as of the date hereof, and the remaining $134,021,000 of the Subordinated Debentures is issuable only in connection with the Trust's right under the Trust Agreement to issue additional Preferred Securities and Common Securities.

         SECTION 2.02. Maturity. The principal of the Subordinated Debentures shall be due and payable on the Maturity Date.

         SECTION 2.03. Form and Payment; Minimum Transfer Restriction. (a) Except as provided in Section 2.04, the Subordinated Debentures shall be issued in fully registered certificated form without coupons in denominations of $1,000,000 in principal amount and integral multiples of $1,000 thereof. Principal and interest on the Subordinated Debentures issued in certificated form will be payable by check or wire transfer, the transfer of such Subordinated Debentures will be registrable and such Subordinated Debentures will be exchangeable for Subordinated Debentures bearing identical terms and provisions at the office or agency of the Trustee; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Holder at such address as shall appear in the Register. Notwithstanding the foregoing, so long as the Holder of any Subordinated Debentures is the Property Trustee, the payment of the principal of and interest (including any Additional Interest, if any) on such Subordinated Debentures held by the Property Trustee will be made at such place and to such account as may be designated by the Property Trustee.

         (b) The Subordinated Debentures may be transferred or exchanged only in minimum denominations of $1,000,000 and integral multiples of $100,000 in excess thereof, and any attempted transfer, sale or other disposition of Subordinated Debentures in a denomination of less than $1,000,000 shall be deemed to be void and of no legal effect whatsoever.

         SECTION 2.04. Exchange and Registration of Transfer of Securities; Restrictions on Transfers; Depository. (a) If distributed to holders of Preferred Securities in connection with a Dissolution Event, the Subordinated Debentures will be issued in the same form as the Preferred Securities that such Subordinated Debentures replace in accordance with the following procedures.

                  (i) If the Preferred Securities are held in global form, the Subordinated Debentures shall be presented to the Trustee by the Property Trustee in exchange for a Global Debenture in an aggregate principal amount equal to the aggregate principal amount of all outstanding Subordinated Debentures (a "GLOBAL SUBORDINATED DEBENTURE"), to be registered in the name of the Depository, or its nominee, and delivered by the Property Trustee to the Depository for crediting to the accounts of its participants pursuant to the instructions of the Administrative Trustees. The Company upon any such presentation shall execute a Global Subordinated Debenture in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Indenture. Payments on the Subordinated Debentures issued as a Global Subordinated Debenture will be made to the Depository.

                  (ii) If the Preferred Securities are held in certificated form, the Subordinated Debentures shall be presented to the Trustee by the Property Trustee and each outstanding Preferred Security certificate will be deemed to represent a beneficial interest in such Subordinated Debenture in an aggregate principal amount equal to the aggregate Liquidation Amount of the Preferred Securities represented by such Preferred Security certificate. When the holder of a Preferred Security certificate presents such certificate for transfer or reissuance, such certificate will be canceled and a Subordinated Debenture, registered in the name of such holder or such holder's transferee, as the case may be, in an aggregate principal amount equal to the aggregate Liquidation Amount of the canceled certificate, will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with the Indenture. On issue of such Subordinated Debentures, Subordinated Debentures with an equivalent aggregate principal amount that were presented by the Property Trustee to the Trustee will be deemed to have been canceled.

         (b) Any Global Subordinated Debenture may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Depository, by a national securities exchange or by the National Association of Securities Dealers, Inc. in order for the Subordinated Debentures to be tradeable on the PORTAL Market or as may be required for the Subordinated Debentures to be tradeable on any other market developed for trading of securities pursuant to Rule 144A or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange upon which the Subordinated Debentures may be listed or traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Subordinated Debentures are subject.

         (c) Each Subordinated Debenture that bears or is required to bear the legend set forth in this Section 2.04(c) (a "RESTRICTED SECURITY") shall be subject to the restrictions on transfer provided in the legend set forth in this
Section 2.04(c), unless such restrictions on transfer shall be waived by the written consent of the Company, and the Holder of each Restricted Security, by such Holder's acceptance thereof, agrees to be bound by such restrictions on transfer. As used in this Section 2.04(c) and in Section 2.04(d), the term "transfer" encompasses any sale, pledge, transfer or other disposition of any Restricted Security.

         Prior to the Transfer Restriction Termination Date, any certificate evidencing a Subordinated Debenture shall bear a legend in substantially the following form, unless otherwise agreed by the Company (with written notice thereof to the Trustee):

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

         THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY PRIOR TO THE DATE (THE "TRANSFER RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH HERCULES INCORPORATED OR ANY AFFILIATED PERSON OF HERCULES INCORPORATED WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) UNLESS SUCH OFFER, SALE OR OTHER TRANSFER IS (A) TO HERCULES INCORPORATED OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT,
         (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON WHO IS OR WHO THE HOLDER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) THAT IS AN INSTITUTIONAL INVESTOR, (E) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR
         (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE RIGHT OF HERCULES INCORPORATED OR THE

         TRANSFER AGENT FOR THE SECURITIES PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE THEN HOLDER OF THIS SECURITY AFTER THE TRANSFER RESTRICTION TERMINATION DATE.

         Following the Transfer Restriction Termination Date, any Subordinated Debenture or security issued in exchange or substitution therefor (other than Subordinated Debentures acquired by the Company or any Affiliate) may, upon surrender of such Subordinated Debenture or security for exchange to the Trustee in accordance with the provisions of this Section 2.04, be exchanged for a new Subordinated Debenture or Subordinated Debentures, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this
Section 2.04(c).

         (d) Any Subordinated Debenture that, prior to the Transfer Restriction Termination Date, is purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements thereof.

         SECTION 2.05. Interest. (a) Interest on the principal amount of each Subordinated Debenture will accrue and be payable at a rate (the "INTEREST RATE") per annum, reset quarterly, equal to LIBOR plus 2.45% of such principal amount. Notwithstanding the foregoing, if the Company fails to pay principal or interest when due, such overdue amount shall accrue interest, compounded quarterly, at the then applicable periodic Interest Rate, but only to the extent permitted by applicable law. The term "INTEREST", as used herein, includes any such additional interest and Additional Interest unless otherwise stated.

         (b) Interest on the Subordinated Debentures will be payable quarterly in arrears on March 29, 2000, June 29, 2000, September 29, 2000 and December 29, 2000, commencing March 29, 2000 (each, an "INTEREST PAYMENT DATE"), and will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from December 23, 1999 (for the Subordinated Debentures issued on such date), to but excluding the related Interest Payment Date, except as otherwise described below. If additional Subordinated Debentures are issued upon the issuance of additional Preferred Securities and Common Securities as contemplated in Section 2.01, the Company will establish the date on which interest will begin to accrue and the initial Interest Payment Date with respect to such additional Subordinated Debentures.

         For the Subordinated Debentures issued on December 23, 1999, the Interest Rate in effect for the interest period from and including December 23, 1999 to but excluding March 29, 2000 shall be 8 5/8%. The amount of interest payable for any interest period shall be computed on the basis of the actual number of days in such period and a year of 360 days. If an Interest Payment Date is not a Business Day, then such Interest Payment Date will be postponed to the next succeeding Business Day, except if such Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day.

         (c) Interest shall be paid to the Person in whose name such Subordinated Debenture or any predecessor Subordinated Debenture is registered on the books and records of the Company at the close of business on the Regular Record Date for such interest installment, which shall be the fifteenth (15th) day of the month in which the applicable Interest Payment Date falls (the "REGULAR RECORD DATE"). Notwithstanding the foregoing, so long as the Holder of the Subordinated Debenture is the Property Trustee, the payment of the principal of and interest on this Subordinated Debenture will be made at such place and to such account as may be designated by the Property Trustee.

         (d) If, at any time while the Property Trustee is the Holder of any Subordinated Debentures, the Trust or the Property Trustee is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, the Company will pay as additional interest ("ADDITIONAL INTEREST") on the Subordinated Debentures held by the Property Trustee, such additional amounts as shall be required so that the net amounts received and retained by the Trust and the Property Trustee after paying such taxes, duties, assessments or other governmental charges will be equal to the amounts the Trust and the Property Trustee would have received had no such taxes, duties, assessments or other government charges been imposed.


                                    ARTICLE 3
                    REDEMPTION OF THE SUBORDINATED DEBENTURES

         SECTION 3.01. Redemption. The Subordinated Debentures are not subject to redemption by the Company prior to maturity.

         SECTION 3.02. No Sinking Fund. The Subordinated Debentures are not entitled to the benefit of any sinking fund.


                                    ARTICLE 4
                      EXTENSION OF INTEREST PAYMENT PERIOD

         SECTION 4.01. Extension of Interest Payment Period. The Company shall have the right, at any time, and from time to time, during the term of the Subordinated Debentures to extend the interest payment period of the Subordinated Debentures (an "EXTENDED INTEREST PAYMENT PERIOD"), provided no Event of Default has occurred and is continuing with respect to the Subordinated Debentures, and provided, further, that such Extended Interest Payment Period must end on an Interest Payment Date and may not extend beyond the Maturity Date. To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the Interest Payment Period pursuant to this Section 4.01, will bear interest thereon at the then applicable periodic Interest Rate for each quarterly period in the Extended Interest Payment Period. At the end of the Extended Interest Payment Period, the Company shall pay all interest then accrued and unpaid on the Subordinated Debentures, including any Additional Sums, which shall be payable to the Holders of the Subordinated Debentures in whose names the Subordinated Debentures are registered in the Register on the first Regular Record Date after the end of the Extended Interest Payment Period. Before the termination of any Extended Interest Payment Period, the Company may shorten or further extend such Extended Interest Payment Period, provided, however, that such Extended Interest Payment Period, together with all such previous further extensions thereof, shall not exceed beyond the Maturity Date. At the termination of any Extended Interest Payment Period and upon the payment of all accrued and unpaid interest and any Additional Sums then due, the Company may elect a new Extended Interest Payment Period, subject to the foregoing requirements. No interest shall be due and payable during an Extended Interest Payment Period, except at the end thereof.

         SECTION 4.02.  Notice of Extension.

         (a) If the Property Trustee is the only registered holder of the Subordinated Debentures at the time the Company selects an Extended Interest Payment Period, the Company shall give written notice to both the Administrative Trustees and the Property Trustee of its selection of such Extended Interest Payment Period in accordance with the notice provisions of Section 4.01 of the Base Indenture.

         (b) If the Property Trustee is not the only registered holder of the Subordinated Debentures at the time the Company selects an Extended Interest Payment Period, the Company shall give the holders of the Subordinated Debenture's written notice of its selection of such Extended Interest Payment Period in accordance with the notice provisions of Section 4.01 of the Base Indenture.


                                    ARTICLE 5
                                    EXPENSES

         SECTION 5.01. Payment of Expenses. In connection with the offering, sale and issuance of the Subordinated Debentures to the Property Trustee and in connection with the sale of the Trust Securities by the Trust, the Company, in its capacity as borrower with respect to the Subordinated Debentures, shall:

         (a) pay all costs and expenses relating to the offering, sale and issuance of the Subordinated Debentures payable pursuant to the Purchase Agreement and compensation of the Trustee under the Indenture in accordance with the provisions of Section 7.06 of the Base Indenture;

         (b) pay all costs and expenses of the Trust (other than payment in respect of Trust Securities) (including, but not limited to, costs and expenses relating to the organization of the

Trust; the fees and expenses of the Property Trustee and the Delaware Trustee; the costs and expenses relating to the operation of the Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing, engraving, computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating and travel; telephone and other telecommunications expenses; and costs and expenses incurred in connection with the acquisition, financing, and disposition of Trust assets);

         (c) pay all costs and expenses of the Trust or Property Trustee related to the enforcement by the Property Trustee of the rights of the holders of the Preferred Securities;

         (d) be primarily liable for any indemnification obligations arising with respect to the Trust Agreement; and

         (e) pay any and all taxes (other than United States withholding taxes attributable to the Trust or its assets) and all liabilities, costs and expenses with respect to such taxes of the Trust.

         SECTION 5.02. Payment upon Resignation or Removal. Upon termination of this Fourth Supplemental Indenture or the Base Indenture or the removal or resignation of the Trustee pursuant to Section 7.08 of the Base Indenture, the Company shall pay to the Trustee all amounts accrued to the date of such termination, removal or resignation. Upon termination of the Trust Agreement or the removal or resignation of the Delaware Trustee, the Guarantee Trustee or the Property Trustee, as the case may be, the Company shall pay to the Delaware Trustee, the Guarantee Trustee or the Property Trustee and their respective counsel, as the case may be, all amounts accrued to the date of such termination, removal or resignation.


                                    ARTICLE 6
                                     NOTICE

         SECTION 6.01. Notice by the Company. The Company shall give prompt written notice to the Trustee of any fact known to the Company that would prohibit the making of any payment of monies to or by the Trustee in respect of the Subordinated Debentures pursuant to the provisions of this Article. Notwithstanding any of the provisions of the Base Indenture or this Fourth Supplemental Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of monies to or by the Trustee in respect of the Subordinated Debentures pursuant to the provisions of the Base Indenture; provided, however, that if the Trustee shall not have received the notice provided for in this Article at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Subordinated Debenture), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purposes for which it was received, and shall not be affected by any notice to the contrary that may be received by it on or after the second Business Day prior to such date.

                                    ARTICLE 7
                      CONVERSION OF SUBORDINATED DEBENTURES

         SECTION 7.01. Conversion Rights. The Subordinated Debentures are not convertible at any time.


                                    ARTICLE 8
                         FORM OF SUBORDINATED DEBENTURES

         SECTION 8.01. Form of Subordinated Debenture. The Subordinated Debentures and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A-1. Exhibit A-1 is hereby incorporated in and expressly made a part of this Fourth Supplemental Indenture.


                                    ARTICLE 9
                    ORIGINAL ISSUE OF SUBORDINATED DEBENTURES

         SECTION 9.01. Subordinated Debentures. Each Subordinated Debenture shall be issued in denominations of $1,000,000 and in integral multiples of $100,000 thereof and may, upon execution of this Fourth Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and make available for delivery said Subordinated Debentures to or upon the written order of the Company, signed by its Chief Executive Officer, its President, any Executive Vice President or any Vice President and its Treasurer or an Assistant Treasurer, without any further action by the Company.


                                   ARTICLE 10
                         EVENTS OF DEFAULT; ACCELERATION

         SECTION 10.01. Events of Default. A Senior Bank Debt Acceleration shall be an Event of Default under Section 6.01(h) of the Base Indenture.

         SECTION 10.02. Acceleration. Notwithstanding the provisions of Section
6.02 of the Base Indenture, if a Senior Bank Debt Acceleration shall occur, the principal of, and any accrued interest on, all the Subordinated Debentures shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of Subordinated Debentures.

                                   ARTICLE 11
                                  MISCELLANEOUS

         SECTION 11.01. Ratification of Base Indenture; Fourth Supplemental Indenture Controls. The Base Indenture, as supplemented by this Fourth Supplemental Indenture, is in all respects ratified and confirmed, and this Fourth Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided. The provisions of this Fourth Supplemental Indenture shall supersede the provisions of the Base Indenture to the extent the Base Indenture is inconsistent herewith.

         SECTION 11.02. Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Fourth Supplemental Indenture.

         SECTION 11.03. Governing Law. This Fourth Supplemental Indenture and each Subordinated Debenture shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to its principles of conflicts of laws.

         SECTION 11.04. References to Co-Chief Executive Officer. All references in the Base Indenture to a Co-Chief Executive Officer of the Company shall mean its Chief Executive Officer.

         SECTION 11.05. Severability. If any provision in the Base Indenture, this Fourth Supplemental Indenture or in the Subordinated Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 11.06. Counterparts. The parties may sign any number of copies of this Fourth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Any signed copy shall be sufficient proof of this Fourth Supplemental Indenture.

         IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed as of the day and year first above written.


                                        HERCULES INCORPORATED



                                        By  ___________________________________
                                            Name:
                                            Title:


                                        THE CHASE MANHATTAN BANK,
                                              as Trustee



                                        By  ___________________________________
                                            Name:
                                            Title:

                                                                     EXHIBIT A-1

                        [FORM OF SUBORDINATED DEBENTURE]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY PRIOR TO THE DATE (THE "TRANSFER RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH HERCULES INCORPORATED OR ANY AFFILIATED PERSON OF HERCULES INCORPORATED WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) UNLESS SUCH OFFER, SALE OR OTHER TRANSFER IS (A) TO HERCULES INCORPORATED OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON WHO IS OR WHO THE HOLDER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2),
(3) OR (7) UNDER THE SECURITIES ACT) THAT IS AN INSTITUTIONAL INVESTOR, (E) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE RIGHT OF HERCULES INCORPORATED OR THE TRANSFER AGENT FOR THE SECURITIES PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE THEN HOLDER OF THIS SECURITY AFTER THE TRANSFER RESTRICTION TERMINATION DATE.

USE THE FOLLOWING IF THIS IS A GLOBAL SUBORDINATED DEBENTURE:


[THIS SUBORDINATED DEBENTURE IS A GLOBAL SUBORDINATED DEBENTURE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (THE "CLEARING AGENCY") OR A NOMINEE OF THE CLEARING AGENCY. THIS SUBORDINATED DEBENTURE IS EXCHANGEABLE FOR SUBORDINATED DEBENTURES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE CLEARING AGENCY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND NO TRANSFER OF THIS SUBORDINATED DEBENTURE (OTHER THAN A TRANSFER OF THIS SUBORDINATED DEBENTURE AS A WHOLE BY THE CLEARING AGENCY


                                      A1-1

TO A NOMINEE OF THE CLEARING AGENCY OR BY A NOMINEE OF THE CLEARING AGENCY TO THE CLEARING AGENCY OR ANOTHER NOMINEE OF THE CLEARING AGENCY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS SUBORDINATED DEBENTURE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SUBORDINATED DEBENTURE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]


                                      A1-2

No.________                                               CUSIP NO. ____________

                              HERCULES INCORPORATED

                        FLOATING RATE JUNIOR SUBORDINATED
                     DEFERRABLE INTEREST DEBENTURE DUE 2000

                  Hercules Incorporated, a Delaware corporation (the "COMPANY", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay the principal sum of _________ Dollars ($ ) on December 29, 2000, or such other date as may be provided pursuant to the terms of the Indenture.

         (a) Interest on the principal amount of this Subordinated Debenture will accrue and be payable at a rate (the "INTEREST RATE") per annum, reset quarterly, equal to LIBOR plus 2.45% of such principal amount. Notwithstanding the foregoing, if the Company fails to pay principal or interest when due, such overdue amount shall accrue interest, compounded quarterly, at the then applicable periodic Interest Rate, but only to the extent permitted by applicable law. The term "INTEREST", as used herein, includes any such additional interest and Additional Interest unless otherwise stated.

         (b) Interest on this Subordinated Debenture will be payable quarterly in arrears on March 29, 2000, June 29, 2000, September 29, 2000 and December 29, 2000, commencing March 29, 2000 (each an "INTEREST PAYMENT Date"), will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from December 23, 1999, to but excluding the related Interest Payment Date, except as otherwise described below. If additional Subordinated Debentures are issued upon the issuance of additional Preferred Securities and Common Securities as contemplated in Section 2.01, the Company will establish the date on which interest will begin to accrue and the initial Interest Payment Date with respect to such additional Subordinated Debentures.

         For the Subordinated Debentures issued on December 23, 1999, the Interest Rate in effect for the period from and including December 23, 1999, to but excluding March 29, 2000, shall be 8 5/8%. The Interest Rate in effect thereafter shall be determined by the Calculation Agent on the Determination Date prior to the applicable Interest Payment Date. The amount of interest payable for any interest period shall be computed on the basis of the actual number of days in such period and a year of 360 days. If an Interest Payment Date is not a Business Day, then such Interest Payment Date will be postponed to the next succeeding Business Day, except if such Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day.

         (c) Interest shall be paid to the Person in whose name such Subordinated Debenture or any predecessor Subordinated Debenture is registered on the books and records of the Company at the close of business on the Regular Record Date for such interest installment,


                                      A1-3
which shall be the fifteenth (15th) day of the month in which the applicable Interest Payment Date falls (the "REGULAR RECORD DATE"). Notwithstanding the foregoing, so long as the Holder of the Subordinated Debenture is the Property Trustee, the payment of the principal of and interest on this Subordinated Debenture will be made at such place and to such account as may be designated by the Property Trustee.

         The indebtedness evidenced by this Subordinated Debenture is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all existing and future Senior Indebtedness, and this Subordinated Debenture is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Subordinated Debenture, by accepting the same, (i) agrees to and shall be bound by such provisions, (ii) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (iii) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

         This Subordinated Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

         The provisions of this Subordinated Debenture are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.


                                      A1-4

         IN WITNESS WHEREOF, the Company has caused this instrument to be executed.



                                          HERCULES INCORPORATED


                                          By: _________________________________
                                              Name:
                                              Title

Attest:


By:_______________________________
   Name:
   Title:


                                      A1-5

                     [FORM OF CERTIFICATE OF AUTHENTICATION]

                          CERTIFICATE OF AUTHENTICATION


This is one of the Subordinated Debentures of the series of Debentures described in the within-mentioned Indenture.

Dated:

THE CHASE MANHATTAN BANK,
as Trustee                                  or as Authentication Agent



By _______________________________          By ________________________________
         Authorized Signatory                        Authorized Signatory


                                      A1-6

                         [FORM OF REVERSE OF DEBENTURE]

         This Subordinated Debenture is one of a duly authorized series of Debentures of the Company (herein sometimes referred to as the "DEBENTURES"), specified in the Indenture, all issued or to be issued in one or more series under and pursuant to a Junior Subordinated Debentures Indenture dated as of November 12, 1998, duly executed and delivered between the Company and The Chase Manhattan Bank, as Trustee (the "TRUSTEE"), as supplemented by the Fourth Supplemental Indenture dated as of December 23, 1999, between the Company and the Trustee (the Indenture as so supplemented, the "INDENTURE"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Subordinated Debentures. By the terms of the Indenture, the Debentures are issuable thereunder in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This series of Debentures is limited in aggregate principal amount as specified in said Fourth Supplemental Indenture and herein sometimes referred to as the "SUBORDINATED DEBENTURES."

         In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Subordinated Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of at least a majority in aggregate principal amount of the Debentures of each series affected thereby then outstanding (and, in the case of any series of Debentures held as assets of a Trust and with respect to which a Dissolution Event has not theretofore occurred, such consent of holders of the Preferred Securities and the Common Securities of such Trust as may be required under the Trust Agreement), as defined in the Indenture, to reduce the principal amount of such Debentures; reduce the percentage of the principal amount of such Debentures the Holders of which must consent to an amendment of the Indenture or a waiver; change (i) the stated maturity of the principal of or the interest on such Debentures, or (ii) the rate of interest (or the manner of calculation thereof) on such Debentures, change adversely to the Holders the redemption, conversion or exchange provisions applicable to such Debentures, if any; change the currency in respect of which the payments on such Debentures are to be made; make any change in the subordination provisions in Article 10 of the Indenture that adversely affects the rights of the Holders of the Debentures or any change to any other section thereof that adversely affects their rights; or change the direct action rights of holders of Preferred Securities; provided that, in the case of the outstanding Debentures of a series then held by a Trust, no such amendment shall be made that adversely affects the holders of the Preferred Securities of that Trust, and no waiver of any Event of Default with respect to the Debentures of that series or compliance with any covenant under the Indenture shall be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation amount of the outstanding Preferred Securities of that Trust or the holder of each such Preferred Security, as applicable.


                                      A1-7

         A supplemental indenture that changes or eliminates any covenant or other provision of the Indenture that has expressly been included solely for the benefit of one or more particular series of Debentures, or which modifies the rights of the Holders of Debentures of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the Indenture of the Holders of Debentures of any other series.

         No reference herein to the Indenture and no provision of this Subordinated Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Subordinated Debenture at the time and place and at the rate or rates and in the currency herein prescribed.

         As provided in the Indenture and subject to certain limitations herein and therein set forth, this Subordinated Debenture is transferable by the registered Holder hereof on the Register of the Company, upon surrender of this Subordinated Debenture for registration of transfer at the office or agency of the Trustee in the City and State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Subordinated Debentures of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

         Prior to due presentment for registration of transfer of this Subordinated Debenture, the Company, the Trustee, any paying agent and the Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Subordinated Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Registrar) for the purpose of receiving payment of or on account of the principal hereof and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Registrar shall be affected by any notice to the contrary.

         No recourse shall be had for the payment of the principal of or the interest on this Subordinated Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

         The Subordinated Debentures of this series are issuable only in registered form without coupons in denominations of $1,000,000 and any integral multiple of $100,000 in excess thereof. The Subordinated Debentures may be transferred or exchanged only in minimum denominations of $1,000,000 and integral multiples of $100,000 in excess thereof, and any attempted transfer,


                                      A1-8
sale or other disposition of Subordinated Debentures in a denomination of less than $1,000,000 shall be deemed void and of no legal effect whatsoever.

         All terms used in this Subordinated Debenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         THE INDENTURE AND THE DEBENTURES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAWS.


                                      A1-9